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                                   EXHIBIT 32

                           SECTION 1350 CERTIFICATIONS

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report of Professional Veterinary Products, Ltd. (the "Company") on Form 10-Q for the period ending October 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

     1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


Date: December 10, 2003.


By:    /S/ DR. LIONEL L. REILLY
    -------------------------------------------------
       Dr. Lionel L. Reilly, President, Chief Executive
       Officer and Director


By:    /S/ NEAL B. SODERQUIST
    -------------------------------------------------
       Neal B. Soderquist, Chief Financial Officer